UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2017

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Funding Facility.

On January 3, 2017, Ares Capital Corporation (the “Registrant”) and Ares Capital CP Funding LLC, an indirect wholly owned subsidiary of the Registrant (“Ares Capital CP”), entered into an amendment (the “CP Amendment”) to the documents governing Ares Capital CP’s revolving funding facility (the “CP Funding Facility”) with Wells Fargo Securities, LLC and each of the other parties thereto. The CP Amendment, among other things, (a) increased the commitments under the facility from $540 million to $1.0 billion, (b) extended the reinvestment period from May 14, 2017 to January 3, 2019, (c) extended the stated maturity date from May 14, 2019 to January 3, 2022, (d) modified the interest rate charged on the CP Funding Facility from a rate based on LIBOR plus applicable spreads ranging from 2.25% to 2.50% or on a “base rate” (as defined in the agreements governing the CP Funding Facility) over applicable spreads ranging from 1.25% to 1.50%, in each case, determined monthly based on the composition of the borrowing base relative to outstanding borrowings under the facility, to a rate based on LIBOR plus 2.30% per annum or a “base rate” plus 1.30% per annum, (e) added a commitment termination premium in an amount equal to 1.00% for any commitment reduction prior to January 3, 2018 and 0.50% for any commitment reduction prior to July 3, 2018, and (f) modified certain loan portfolio concentration limits.

Borrowings under the CP Funding Facility will continue to be subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”).

The description above is only a summary of the material provisions of the CP Amendment and is qualified in its entirety by reference to a copy of the CP Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Amendment to Credit Facility.

On January 4, 2017, the Registrant entered into an agreement to amend and restate its senior secured credit facility (as amended and restated, the “A&R Credit Facility”).  The A&R Credit Facility, among other things, (a) added a term loan tranche in an amount equal to $382.5 million with maturity dates equal to the extended maturity dates applicable to the extending revolving lenders, (b) extended the expiration of the revolving period for certain lenders electing to extend their commitments in an amount equal to $1.6 billion from May 4, 2020 to January 4, 2021, during which period the Registrant, subject to certain conditions, may make borrowings under the facility, (c) extended the stated maturity date for certain lenders electing to extend their revolving commitments in an amount equal to $1.6 billion from May 4, 2021 to January 4, 2022, (d) permitted certain lenders who previously elected not to extend their commitments in an amount equal to $45 million to remain subject to the revolving period and stated maturity in respect of their non-extending commitments applicable to such lenders in the existing revolver, and (e) permitted certain lenders electing not to extend their commitments in an amount equal to $75  million to remain subject to the revolving period and stated maturity in the credit facility prior to this amendment in respect of their non-extending commitments.

The total size of the A&R Credit Facility is $2.1 billion following the amendment and restatement thereof.  The A&R Credit Facility includes an “accordion” feature that allows the Registrant, under certain circumstances, to increase the size of the facility by an amount up to $1.0 billion.

The A&R Credit Facility continues to be secured by a material portion of the Registrant’s assets (excluding, among other things, investments held in and by certain subsidiaries of the Registrant or investments in certain portfolio companies of the Registrant) and guaranteed by certain subsidiaries of the Registrant.

Under the A&R Credit Facility, the Registrant has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain asset transfers and restricted payments, (d) maintaining a certain minimum stockholders’ equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Registrant and its subsidiaries (subject to certain exceptions), of not less than 2.0:1.0, and (f) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Registrant and certain of its subsidiaries. The A&R Credit Facility also continues to include usual and customary events of default for senior secured credit facilities of this nature.

In addition to the asset coverage ratio described above, borrowings under the A&R Credit Facility (and the incurrence of certain other permitted debt) will continue to be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Registrant’s portfolio.

Borrowings under the A&R Credit Facility will also continue to be subject to the leverage restrictions contained in the 1940 Act.

The description above is only a summary of the material provisions of the A&R Credit Facility and is qualified in its entirety by reference to a copy of the A&R Credit Facility, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated by reference herein.

Borrowings Under Debt Facilities.

Including the CP Funding Facility and the A&R Credit Facility, the Registrant now has $3.5 billion in committed senior secured debt facilities.  As of January 4, 2017, the Registrant had $1.5 billion of borrowings outstanding under these facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 4, 2017, the Registrant issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description

10.1

Amendment No. 8 to Loan and Servicing Agreement, dated as of January 3, 2017, among Ares Capital CP Funding LLC, Ares Capital Corporation, Wells Fargo Bank, National Association, as swingline lender, as a lender and as the successor agent, Wells Fargo Securities, LLC, as the resigning agent, Bank of America, N.A., as a lender and U.S. Bank National Association, as trustee, bank and collateral custodian

10.2	Seventh Amended and Restated Senior Secured Credit Agreement, dated as of January 4, 2017, among Ares Capital Corporation, the lenders party thereto, and JPMorgan Chase Bank as administrative agent

99.1	Press Release, dated as of January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 4, 2017

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 8 to Loan and Servicing Agreement, dated as of January 3, 2017, among Ares Capital CP Funding LLC, Ares Capital Corporation, Wells Fargo Bank, National Association, as swingline lender, as a lender and as the successor agent, Wells Fargo Securities, LLC, as the resigning agent, Bank of America, N.A., as a lender and U.S. Bank National Association, as trustee, bank and collateral custodian

10.2	Seventh Amended and Restated Senior Secured Credit Agreement, dated as of January 4, 2017, among Ares Capital Corporation, the lenders party thereto, and JPMorgan Chase Bank as administrative agent

99.1	Press Release, dated as of January 4, 2017